Exhibit 16

May 12, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated May 12, 2005, of aaiPharma Inc. and are in agreement with the statements contained in therein.

Very truly yours,
/s/ Ernst & Young LLP